Registration No. 333-170955


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

GLOBAL AVIATION HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-4222196
(I.R.S. Employer Identification No.)

101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices, including zip code)
_____________________________

GLOBAL AVIATION HOLDINGS INC.
AMENDED AND RESTATED
2009 LONG-TERM INCENTIVE PLAN

GLOBAL AVIATION HOLDINGS INC.
2009 LONG-TERM INCENTIVE PLAN FOR
OUTSIDE DIRECTORS
(Full title of the Plan)

Brian S. Gillman
Senior Vice President, General Counsel and Secretary
Global Aviation Holdings Inc.
101 World Drive
Peachtree City, Georgia 30269
Phone: (770) 632-8215
(Name, address and telephone number, including area code, of agent for service)
    _____________________

Copy to:
Eliot W. Robinson
Bryan Cave LLP
1201 West Peachtree Street, N.W.
14th Floor
Atlanta, Georgia 30309
Phone: (404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer, and smaller reporting company in Rule 12b-2 of the Exchange Act.




Large accelerated filer

Accelerated filer


X - Non-accelerated filer


Smaller reporting company


DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-170955) (the Registration Statement) filed by Global Aviation Holdings Inc. (the Company) relating to 7,500,000 shares of Common Stock of the Company issuable pursuant to the Global Aviation Holdings Inc. Amended and Restated 2009 Long-Term Incentive Plan and 33,200 shares of Common Stock of the Company issuable pursuant to the Global Aviation Holdings Inc. 2009 Long-Term Incentive Plan for Outside Directors (collectively, the Plans).

The Company desires to deregister all of the unissued shares registered on the Registration Statement and to suspend reporting obligations under the Securities Exchange Act of 1934, as amended. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Peachtree City, state of Georgia, on this 31st day of January, 2012.

GLOBAL AVIATION HOLDINGS INC.


By: /s/ William A. Garrett
William A. Garrett
Executive Vice President
and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




Signature


/s/ Robert R. Binns
Robert R. Binns
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)
Date January 31, 2012


/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date January 31, 2012

/s/ Marjorie Bowen Director January 31, 2012

/s/ Jean-Peter Jansen Director January 31, 2012

/s/ David Matlin Director January 31, 2012

/s/ Mark Palmer Director January 31, 2012

/s/ Peter Schoels Director January 31, 2012

/s/ William Stockbridge Director January 31, 2012

/s/ Lawrence Teitelbaum Director January 31, 2012

By: /s/ William A. Garrett
	William A. Garrett
	As Attorney-in-Fact pursuant to Power of Attorney
	 set forth on signature page of the Registration Statement


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